Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Perfect Moment Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)(3)	Fee Rate	Amount of Registration Fee(1)
Fees Previously Paid	Equity	Common stock, par value $0.0001 per share	457(o)	-	-	$20,125,000.00	0.00014760	$2,970.45
	Equity	Underwriters’ warrants(4)	457(g)	-	-	-	-	-
Fees Previously Paid	Equity	Common stock issuable upon exercise of the underwriters’ warrants(5)	457(o)	-	-	$1,257,812.50	0.00014760	$185.65
Total Offering Amounts						$21,382,812.50		$3,156.10
Total Fees Previously Paid								$3,156.10
Total Fee Offsets								$0
Net Fee Due								$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(3)	Includes the price of additional shares of common stock that may be issued upon exercise of the option granted to the underwriters to cover over-allotments, if any.
(4)	No fee pursuant to Rule 457(g) of the Securities Act.
(5)	The Registrant has agreed to issue to the underwriters, or their designees, warrants to purchase the number of shares of common stock in the aggregate equal to five percent (5%) of the shares of common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein). The warrants are exercisable for a price per share equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the underwriters’ warrants is $1,257,812.50, which is equal to 125% of $1,006,250.00 (5% of $20,125,000.00).